SPECIAL POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint Dorothy M. Cipolla and J. James Gaynor, as officers of LightPath Technologies, Inc. (the "Company"), each acting individually, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(1) execute, acknowledge and deliver any Form 3, Form 4 or Form 5 or Schedule 13D or Schedule 13G relating to the undersigned's ownership or deemed ownership, direct or otherwise, of securities of the Company, and any and all amendments or supplements thereto or any other documents relating thereto (collectively, "Filings");

(2) file on the undersigned's behalf any such Filings as are required to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (and the rules and regulations promulgated thereunder), granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

Unless earlier revoked in writing by the undersigned, this Special Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make any Filings with respect to the undersigned's holdings of and transactions in securities issued by the Company; or until such time as the person or persons to whom this Special Power of Attorney has been granted cease to be employees of the Company or one of its affiliates. The validity of this Special Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than the attorneys-in-fact named herein.

DATED: November 30, 2015.

By (signature): [signature]

Print name: Louis Leeburg

\135690\1 - - - # 155427 v 5